FIFTH AMENDMENT AND FORBEARANCE AGREEMENT


     AGREEMENT, made as of January 13, 1999, among SEMX CORPORATION (formerly known as Semiconductor Packaging Materials Co., Inc.) a Delaware corporation, (the "Borrower") and AMERICAN SILICON PRODUCTS, INC. ("ASP"), a Delaware corporation, POLESE COMPANY, INC., a California corporation, RETCONN INCORPORATED, ("RETCONN") a Connecticut corporation, TYPE III, INC., a California corporation, S.T. ELECTRONICS, INC. ("STE"), a California corporation, SPM HOLDINGS CORPORATION ("SPM Holdings"), a Delaware corporation, AMERICAN SILICON PRODUCTS, B.V. ("ASP B.V.") a Netherland corporation, THERMAL PACKAGING SOLUTIONS, INC. ("TPS") a Nevada corporation, (collectively, the "Subsidiary Guarantors") and FIRST UNION NATIONAL BANK, a national banking association as Lender and agent for Fleet National Bank (the "Lender").

                               Background

     A. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated January 23, 1997, between Semiconductor Packaging Materials Co., Inc. (now known as SEMX Corporation), and First Union Bank of Connecticut (predecessor in interest to First Union National Bank) (as modified, amended, restated or supplemented from time to time, the "Credit Agreement").

     B. The Borrower has informed the Lender that, inter alia, it will be unable to make the principal payment under the Term Loan due and payable on January 1, 1999, and will be unable to comply with the financial covenants contained in Sections 9.8, 9.9, 9.10 and 9.11 of the Credit Agreement. The Borrower and the Subsidiary Guarantors have requested that the Lender: (i) forbear from requiring the Borrower to make scheduled payments of principal under the Term Loan from January 1, 1999 through March 31, 1999; (ii) waive the Borrower's compliance with the financial covenants contained in Sections 9.8, 9.9, 9.10 and 9.11 of the Credit Agreement through March 31, 1999; (iii) extend the maturity of the Interim Note to April 1, 1999; (iv) extend the maturity of the Revolving Loan from January 31, 1999 to April 1, 1999. The parties agree that the maturity date of the Term Loan will be accelerated to April 1, 1999.

     C. The obligations of the Borrower under the Credit Agreement have been guaranteed or will be guaranteed simultaneously hereunder unconditionally by the Subsidiary Guarantors.

     D. The Borrower has another subsidiary International Semiconductor Products Pte., Ltd. ("ISP"). The Lender was delivered a document entitled Guaranty by ISP dated on or about July 31, 1998, by the Borrower. The Borrower has advised the Lender that this documents was not authorized and was delivered to the Lender in error. The Lender reserves all of its rights with respect to this document.

     E. The Lender has agreed to the Borrower's and the Subsidiary Guarantors' requests to the terms and conditions of this Agreement.

                               Agreement

     In consideration of the foregoing Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

     1. Conditions Precedent. The obligation of the Lender under this Agreement is subject to the receipt and review, to the satisfaction of the Lender, of the following:

     (a)  this Agreement shall be duly executed by the parties hereto;

     (b) the Borrower will cause the Lender to be provided with a $950,000. first mortgage on premises located at 15 Clarkson Street, Providence, Rhode Island and a $750,000. second mortgage on premises located at 1 Labriola Court, Armonk, New York in a form acceptable to Lender;

     (c) STE, TPS and SPM Holding will execute and deliver to Lender an acceptance and assumption of guaranty and security and agreement in the form annexed.

     (d) ASP B.V. will request and utilize their best efforts to obtain ABN Amro's consent to the granting to Lender by ASPBV of a second security interest in Accounts and a second mortgage on real property in Holland (the "Dutch Property") in the amount of 500,000 Dutch Guilders;

     (e) Borrower shall deliver a Secretary's Certificate of the Borrower and each of the Subsidiary Guarantors authorizing this transaction except as set forth in 23(d);

     (f) Borrower shall deliver a true and complete copy of the September 30, 1998 Report on Form 10-Q filed by the Borrower with the Securities and Exchange Commission;

     (g) The counsel for the Borrower and Subsidiary Guarantors will deliver their opinion that these documents are


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

          authorized, duly executed and enforceable against their clients; and

     (h) The Borrower shall pay a restructuring fee payable $25,000 at the Closing and $1,000. per day from and including February 1, 1999 until the obligations under the Credit Agreement have been entirely repaid which daily fee shall be due and payable weekly on the Friday of each week for the immediately prior seven (7) day period and at the date of repayment in full;

     (i) the Borrower shall have granted to Lender a security interest in certain vehicles set forth on Schedule 1.(i);

     (j) the Subsidiary Guarantors shall have signed the ratification to Guaranty in the form annexed except as set forth in Section 23(d);

     (k) the Borrower shall have paid all of the current and past expenses and fees as provided in Sections 3 and 22 due as of the closing in accordance with the Schedule annexed.

     (l) the Borrower will provide a copy of any appraisal, independent valuation or marketing report that they may have regarding the Dutch Property including, but not limited to, the appraisal or report utilized by ABN Amro in extending its real estate loan to ASPBV in Holland;

     (m) Borrower and Subsidiary Guarantors will provide acknowledgements of the pledge of all bank and/or securities accounts maintained in their name at institutions other than Lender or Fleet National Bank and shall provide such acknowledgements for any other accounts they may open from time to time.

     (n) Borrower shall provide such other agreements and instruments as the Lender reasonably deems necessary to carry out the terms and provisions of this Agreement.

     2. Modifications to Credit Documents. All of the terms and conditions contained in the Credit Documents shall remain in full force and effect except as follows:

     a) Modification to Credit Agreement

     (i) Section 4.2(b) is hereby deleted in its entirety and is replaced with a new Section 4.2(b)(1) and 4.2(b)(ii) as follows:

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

          Section 4.2(b)(i) In the event that the value of the Borrowing Base of the Borrower and Subsidiary Guarantors falls below $5,100,000. the Borrower shall within fifteen days of the time of submission of the report make a payment in reduction of the Revolving Loan, in the amount equal to the difference between $5,100,000. and the valuation shown on the periodic Borrowing Base certificate provided for in
          Section 8.14.

          Section 4.2(b)(ii) In the event that any ISP L/C Liability valuation exceeds US $3,200,000, then the Borrower shall, on or before the fifth day of the next month after the date of calculation, pay to the Lender the amount that the ISP L/C Liability exceeds US $3,200,000, such sum to be applied to reduce the Revolving Loan.

     (ii) Section 6.2 is hereby modified to add the following:

          c. No Default or Event of Default shall have occurred or shall result from the making of the requested Loan or the issuance of the requested Letter of Credit.

          d. No adverse change deemed material by Lender, in its sole and absolute discretion, in the financial condition, operations, properties, business, management of ownership of Borrower and the Subsidiary Guarantors, or the risks associated with the transaction contemplated by this Agreement, shall have occurred from the date of this Agreement or which shall have occurred prior to the date of this Agreement but was not disclosed to the Lender, at or before the date this Agreement is executed.

          e. Lender shall hold valid, enforceable and perfected first priority Liens in and to all of the Collateral, which Collateral shall be subject to no Liens, except for the Permitted Encumbrances.

          f. No law or regulation shall prohibit, and no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain Lender from making the requested Loan or the issuance of the requested Letter of Credit.

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

          g. After giving effect to the amount of the requested Loan and the Maximum ISP L/C Liability, the amount outstanding under the Revolving Loan Commitment shall not exceed the lesser of (i) $15,000,000. and
          (ii) the amount of current Borrowing Base submitted in connection with the request for a Loan plus $9,700,000. minus the amount of any principal repayments made from December 1, 1998 to March 30, 1999.

               The formula for availability under the Revolving Loan is as follows:
                    Assume: RL is the amount outstanding under the Revolving
               Loan including the Maximum ISP L/C;
                    B is the amount of the current Borrowing Base;
                    RLA is the amount available under the Revolving Loan
               Commitment;
                    P is the amount repaid;
                    RLA = $9,700,000.+B-P-RL

               This provision can be illustrated by the following examples:
               Assume that the full $15,000,000 facility is drawn and the Borrower repays $300,000. of the Revolving Loan during the period from December 1, 1998 to March 30, 1999, the Borrower would have no availability if the Borrowing Base equals $5,200,000 i.e. ($9,700,000) + ($5,200,000) - ($300,000) - ($14,700,000) =
               -$100,000, and would have $100,000 available if the Borrowing Base was $5,400,000 i.e. ($9,700,000) + ($5,400,000) - ($300,000)
               -($14,700,000) = $100,000.

               In the example RL=$14,700,000., if (i) B <= $5,300,000. RLA is zero or negative so that there would be no availability and
               (ii) B>$5,300,000., RLA is a positive number so that there is availability.

          h. The Borrower has submitted a Borrowing Base certificate which shows the value of the current Borrowing Base to be at least $5,300,000.

          i. Lender shall have received such other documents and evidence with respect to the transactions contemplated by this Agreement, in form and substance satisfactory to Lender, as Lender may reasonably request.

     (iii) A new Section 8.12 is hereby added as follows:

          Section 8.12 Financial Projections. Attached as Exhibit 8.12 are financial projections prepared by the Borrower for the Borrower and Subsidiary Guarantors on a consolidated basis which represent a fair and accurate estimate of the Borrower's and Subsidiary Guarantors' financial performance for the period from December 1, 1998 to and including March 31, 1999 based on management's assumptions at the time the projections were submitted to the Lender.

     (iv) A new Section 8.13 is hereby added as follows:

          Section 8.13 Accounts, Inventory and Collateral Position Reporting. In addition to any other reporting requirements, the Borrower shall provide to the Lender monthly on or before the twentieth day of the next ensuing month a report exhibiting in a form acceptable to the Lender, aged accounts receivable, inventory valued at the lower of cost or market value and aged accounts payable all calculated as of the last day of the month for which the report is being rendered together with current copies of account receivable agings and net payable agings commencing on January 31, 1999 which will correspond to the month of December. Attached as Schedule 8.13 is a true and complete report as of November 30, 1998.

     (v) A new Section 8.14 is hereby added as follows:

          Section 8.14 Borrowing Base Reporting. Borrower and the Subsidiary Guarantor shall provide a Borrowing Base certificate on January 31, 1999 for the month of December, 1998 and thereafter (A) the first day of each month containing true information as of the


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

          2nd Friday of the prior month, (B) twentieth day of each month providing true information as of the last day of the prior month, and
          (C) in connection with each request for a Revolving Loan or a Letter of Credit as of the Friday prior to such request. Attached as Schedule
          8.14 is a true and complete Borrowing Base certificate compiled as of November 30, 1998.

     (vi) A new Section 8.15 is hereby added as follows:

          Section 8.15 Material Adverse Change. In the event of the occurrence of a material adverse change in the business, financial conditions or in the value of collateral pledged to the Lender, the Borrower and/or any Subsidiary Guarantor shall give immediate written notice thereof to the Lender.

     (vii) A new Section 8.16 is hereby added as follows:

          Section 8.16 Sale of Borrower and/or RETCONN Incorporated. The Borrower together with Compass Partners International, LLC, Borrower's present investment bankers, or such replacement or additional investment banker, shall report to the Lender, in writing, on the first and twentieth day of each month, the status of each and every proposed transaction for the sale of Borrower and/or RETCONN and describing in pertinent detail any contracts, offers, or expressions of interest.

     (viii) A new Section 8.17 is hereby added as follows:

          Section 8.17 Life Insurance. A true and complete schedule of the Borrower owned insurance insuring the lives of all key employees together with a schedule of agreements pertaining to the obligation of Borrower to provide all or part of the proceeds of such insurance to the employee is annexed as Schedule 8.17. The Borrower shall take all reasonable steps to cause all such insurance not specifically required to be paid to such employees or at their direction pursuant to the employment agreements to be assigned to the Lender by January 31, 1999 on such forms as are promulgated by the insurance companies. The Borrower shall provide copies of any such employment agreements containing insurance requirements to the Lender at or prior to the date hereof.

     (ix) A new Section 8.18 is hereby added as follows:

          Section 8.18 Covenant Reporting. The Borrower including the Subsidiary Guarantors shall provide to the Lender on January 31, 1999 for the month of December, 1998 and monthly on the twentieth day of each month for the prior month internally prepared financial statements and a statement demonstrating the covenant values set forth in Sections 9.18, 9.19, 9.20, 9.21 and 9.22 and stating whether Borrower is in compliance with such covenants. The financials and covenant compliance report shall be certified to be true and accurate by an officer of the Borrower to the best of such officer's knowledge after due and diligent inquiry subject to final audit review by their outside auditors.

     (x) A new Section 8.19 is hereby added as follows:

          Section 8.19 13 Week Cash Flow Forecasts. The Borrower shall provide a 13 week cash flow forecast in the form approved by the Lender for the week just ended and the next 12 weeks on Friday of each and every week on a rolling basis showing actual receipts and expenditures as compared to the budgeted amounts in such form and content acceptable to Lender.

     (xi) A new Section 9.18 is hereby added as follows:

          Section 9.18 Minimum Sales. Based upon the Borrower's projections, the Borrower covenants that the consolidated sales of the Borrower including the Subsidiary Guarantors on a consolidated basis shall not be less than the following amounts for each of the months specified:

          December 1998                 $4,874,000.
          January 1999                  $5,184,000.
          February 1999                 $5,303,000.
          March 1999                    $5,750,000.

     (xii) A new Section 9.19 is hereby added as follows:

          Section 9.19 Earnings Covenant. Based on the Borrower's projections, the Borrower covenants that the Consolidated EBITDA of the Borrower including the Subsidiary Guarantors shall not be less than the following amounts for each of the months specified:

          December 1998                 $  690,000.
          January 1999                  $1,050,000.
          February 1999                 $1,057,000.
          March 1999                    $1,172,000.

     (xiii) A new Section 9.20 is hereby added as follows:

          Section 9.20 Ratio of Current Assets to Current Liabilities. Borrower including the Subsidiary Guarantors on a consolidated basis shall not permit the ratio of Current Assets to Current Liabilities to be less than .90 as of December 1998 and .95 at all times thereafter and from time to time.

     (xiv) A new Section 9.21 is hereby added as follows:

          Section 9.21 Interest Coverage Ratio. The Borrower including the Subsidiary Guarantors on a consolidated basis, shall not permit the Interest Coverage Ratio for the periods set forth to be less than the following amounts:

          December 1998                 0.6
          January 1999                  1.6
          February 1999                 1.7
          March 1999                    2.0

     (xv) A new Section 9.22 is hereby added as follows:

          Section 9.22 Tangible Net Worth. The Borrower including Subsidiary Guarantors shall not permit its Tangible Net Worth on a consolidated basis to be less than $14,000,000. at any time or from time to time.

     (xvi) Section 10.3 is hereby deleted and is hereby replaced with the following and a new Section 10.11 is hereby added as follows:

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

          10.3 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1(a) or (b), 8.11 or Section 9 or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.1, 10.2 and 10.5 hereof which shall immediately constitute an Event of Default) and such failure continues for more than twenty (20) business days after such failure occurred, except that if the Borrower fails to comply with Sections 8.13, 8.14, 8.16, 8.18 and 8.19 the Borrower shall be in default if it fails to provide such information within three days after it is due.

          10.11 Decrease in the Value of the Borrowing Base. The value of the Collateral comprising the Borrowing Base, as shown on a certificate required under this Agreement or otherwise, decreases by more than $300,000. from the November 30 Borrowing Base to less than $4,900,000.

     (xvii) Section 11.1 is hereby modified to provide that the following terms will have the following revised definitions:

     "Interest Coverage Ratio" shall mean, at anytime, the ratio of consolidated EBIT to Consolidated Interest Paid.

     "Interim Loan Maturity Date: shall mean April 1, 1999.

     "Revolving Loan Maturity Date" shall mean April 1, 1999.

     "Term Loan Maturity Date" shall mean April 1, 1999.

     and the following new definitions will be added:

     "Accounts" shall mean, all present and future rights of Borrower to payment for goods sold or leased or for services rendered, whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance including, without limitation, all Eligible Accounts (herein defined).

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

     "Borrowing Base" shall mean, as of any date of determination, an amount equal to eighty percent (80%) of the Eligible Accounts and 50 percent (50%) of the Eligible Inventory.

     "Current Assets" shall mean current assets as determined in accordance with GAAP consistently applied and shall include only the following items: (i) cash in bank, on hand and in transit; (ii) prepaid items (excluding unamortized debt discount and expense); (iii) Accounts, other receivables, bills and notes receivable acquired in the ordinary course of business; (iv) Inventories at not in excess of cost or current market value, whichever is lower; and (v) readily marketable, direct obligations of the United States of America and certificates of deposit issued by a bank, in each case at not in excess of cost or current market value, whichever is lower; all after deduction of adequate reserves in each case where a reserve is proper in accordance with GAAP; provided, however, that any of such assets which are subject to a pledge, lien or security interest to secure payment of any Indebtedness which is not included in Current Liabilities shall be excluded from Current Assets to the extent of such Indebtedness.

     "Current Liabilities" shall mean current liabilities as determined in accordance with GAAP consistently applied and shall include, as of the date of determination thereof, (a) all Indebtedness payable on demand or maturing within one year after such date without any option on the part of the obligor to extend or renew beyond such year, (b) final maturities, installments and prepayments of Indebtedness required to be made within one year after such date, and (c) all other items (including taxes accrued as estimated and reserves for deferred income taxes) which, in accordance with GAAP, would be included on a balance sheet as current liabilities. Notwithstanding the above, the term debt due to the Lender shall be accounted for as long term debt for purposes of calculating the financial covenants of this Agreement.

     "Eligible Accounts" shall mean Accounts which consist of ordinary trade accounts receivable owned by Borrower and the Subsidiary Guarantors, payable in cash in United States dollars and arising out of the final sale of Inventory or delivery of services in the ordinary course of Borrower's business as presently conducted by it other than: (i) any Account with respect to which the goods covered thereby have not been delivered or services have not been rendered or with respect to which Borrower failed to issue an original invoice within two
(2) days after delivery of such goods or performance of such services; (ii) any Account with respect to which Lender does not have a valid and prior, fully perfected Lien or which is not free of all Liens or other claims of all other Persons (other than the Permitted

Encumbrances) including, but not limited to, those accounts listed as contra accounts in the BDO Seidman asset based review of the Borrower; (iii) any Account which is not due and payable, absolutely and unconditionally, within thirty (30) days from the date of the original invoice applicable thereto; (iv) any Account with respect to which more than ninety (90) days have elapsed since the date of issuance of the original invoice applicable thereto; (v) any Account resulting from goods which are shipped or delivered to the Account Debtor on an absolute sale basis or goods shipped on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding; (vi) any Account with respect to which the Account Debtor is a director, officer, shareholder, employee or an Affiliate of Borrower; (vii) any Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof; (viii) any Account with respect to which the Account Debtor is not a resident of the United States; (ix) any Account with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, or whose assets have been conveyed to a receiver or trustee, or who has failed or suspended or gone out of business; (x) any Account of a particular Account Debtor in excess of a credit limit established as to that Account Debtor by Borrower; (xi) any Account which is evidenced by chattel paper, a promissory note or other instrument; (xii) any Account with respect to which the terms or conditions prohibit or restrict assignment or collection rights; (xiii) any Account if more than 50% of the Accounts of such Account Debtor are past due more than 90 days; and (xiv) any Account which does not conform at the time to Borrower's representations and warranties.

     "Eligible Inventory" means Inventory of the Borrower and Subsidiary Guarantors in which Lender has a first priority, perfected security interest and which is not, in Lender's opinion, obsolete and unmerchantable, and which Lender in its sole judgement, shall deem Eligible Inventory based on such considerations as you may from time to time deem appropriate and shall not include any (1) work in progress, (2) inventory of ASP or (3) raw material of Semiconductor Packaging Materials Co. a/k/a SPM, a division of Borrower.

     "Equipment" shall mean, all machinery, all manufacturing, distribution, selling, data processing, office and equipment, all furniture, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods other than Inventory, and in each case whether now owned or hereafter acquired by Borrower and wherever located, and accessions and additions thereto, parts


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

and appurtenances thereof, substitutions therefor and replacements thereof.

     "GAAP" shall mean, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession which are applicable to the circumstances as of the date of determination.

     "Inventory" shall mean, all goods, now owned or hereafter acquired by Borrower and Subsidiary Guarantor (wherever located, whether in the possession of Borrower or of a bailee or other Person) which are held for sale or lease or other disposition, which are raw materials, work in process, supplies, whole goods, spare parts or components, all materials which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title representing the same, and all records, files and writings with respect thereto, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower.

     "ISP Letter of Credit" shall mean, the letter of credit opened by Lender at the request of ISP in the amount of SD $5,000,000.

     "ISP L/C Liability" shall mean the liability of the Lender to the beneficiary of the ISP Letter of Credit in United States Dollars which amount shall be valued on the last day of each month.

     "Maximum ISP L/C Liability" shall mean $3,200,000.

     "Net Worth" shall mean, the amount by which all the assets of Borrower, as determined in accordance with GAAP, at any given time, exceed the sum of the then Total Liabilities and the Minority Interests.

     "November 30 Borrowing Base" shall mean the Borrowing Base certificate shown on Schedule 8.14 annexed hereto and made a part hereof certified by an officer of the Borrower to be true and accurate to the best of such officer's knowledge after due and diligent inquiry and for purposes of this Agreement shall have a Borrowing Base valuation of $5,200,000.

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

     "Tangible Net Worth" shall mean, the amount of the Net Worth minus goodwill, patents, and other intangible assets as determined in accordance with GAAP.

     (xviii) The following is added after the notice information contained in
Section 12.3 of the Credit Agreement:

            If to the Borrower:




                        and

                  Gratch Jacobs, & Brozman, P.C.
                  950 Third Avenue
                  New York, New York  10022
                  Attention:  Andrew Brozman, Esq.
                  Tel:  212-925-2560
                  Fax:  212-319-0856

            If to the Lender:

                  First Union National Bank
                  5 Research Drive
                  Shelton, Connecticut  06494
                  Attention:  Nancy Haskins, Vice President
                  Tel:  203-944-4707
                  Fax:  203-944-4678

                        and

                  Zeichner Ellman & Krause
                  757 Third Avenue
                  New York, New York  10017
                  Attention:  Stephen F. Ellman, Esq.
                  Tel:  212-223-0400
                  Fax:  212-753-0396

     (xix) Section 12.7 is hereby amended to delete the word "Connecticut" and to substitute therefore the word "New York" and any reference to the state or federal courts located in the State of Connecticut shall refer instead to courts located in the County of New York.

     3. Consultant. The Borrower agrees to pay all expenses, with respect to the Lender's consultant PricewaterhouseCoopers LLC, which amount is anticipated to be approximately $100,000. within sixty days of the day such amounts are sent to Zeichner Ellman & Krause (who shall promptly forward copies of the invoices to the Borrower).

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

     4. Reaffirmation by the Borrower. The Borrower acknowledges that (a) it is legally, validly and enforceably indebted to Lender under the Revolving Note, the Interim Note and the Term Note, without defense, counterclaim or offset, (b) it is legally, validly and enforceably liable to the Lender for all costs and expenses of collection and attorneys' fees related to or in any way arising out of this Agreement, the Credit Agreement, the Revolving Note, the Interim Note, the Term Note, and the other Credit Documents, and (c) as of the date hereof, the amount outstanding under (x) the Revolving Note is $11,822,862.50 (consisting of $11,800,000. principal and $22,862.50 accrued interest) and the undrawn amount under the Letter of Credit is $3,093,100.50. as of December 31, 1998, (y) the Interim Note is $1,002,798.61 (consisting of $1,000,000 principal and $2,798.61 accrued interest), and (z) the Term Note is $15,079,601.47 (consisting of $15,050,000 principal and $29,601.47 accrued interest). In addition, Fleet National Bank's affiliate, Fleet Precious Metals, Inc., has a separate facility to the Borrower in the amount of $1,118,373. as of January 12, 1999 pursuant to a consignment agreement (the "Consignment Agreement") in connection with the consignment of gold (the "Gold Liability") and Lender has a separate equipment leasing facility to SPM Holding dated October 24, 1995 which have amounts outstanding under Schedule 1 of $317,098., Schedule 2 of $311,524. and Schedule 3 of $551,597.00 plus any applicable interest, fees and other costs (the "Lease Liability"), all of the separate obligations of the Borrower and Subsidiary Guarantors under the Gold Liability and the Lease Liability are due and owing without offset, claim, defense or right of recoupment. Except as modified by this Agreement, the Borrower hereby remakes all representations, warranties and covenants contained in the Credit Documents and acknowledges that the liens and security interests granted pursuant to the Security Documents encompass the indebtedness of the Revolving Note, the Interim Note and the Term Note. The Borrower represents that except as described on Current Report on Form 10-Q for the period ended September 30, 1998 of the Borrower which was filed with the Securities and Exchange Commission, there are no pending, or to the Borrower's knowledge threatened, legal proceedings to which the Borrower is a party, which materially or adversely affect the transactions contemplated by this Agreement or the ability of the Borrower or any Subsidiary Guarantor to conduct its business.

     5. Reaffirmation by the Subsidiary Guarantors. Each Subsidiary Guarantor acknowledges that it is legally and validly indebted to the Lender under the Subsidiary Guaranty without defense, counterclaim or offset, and affirms that the Subsidiary Guaranty is or remains in full force and effect and includes, without limitation, the indebtedness, liabilities and obligations arising under, or in any way connected with, the Credit Agreement, the Revolving Note, the Interim Note, the Term Note, this Agreement and the other Credit Documents, whether now existing or hereafter arising and acknowledges that the liens and security interests granted pursuant to the Security Documents to which such Subsidiary Guarantor is a party encompasses the foregoing indebtedness and obligations.

            6. Other Representations and Agreements by Borrower and Subsidiary Guarantors. The parties agree that to the best of their knowledge they are not aware that any Default or Event of Default has occurred and is continuing, other than as set forth herein on Schedule 6 annexed hereto and made a part hereof and that the Lender has not given its consent to or waived any Default or Event of Default other than set forth on Schedule 6. The Borrower and the Subsidiary Guarantors represent, warrant and confirm that the Credit Agreement and the other Credit Documents are in full force and effect and enforceable against the Borrower and the Subsidiary Guarantors in accordance with the terms thereof except to the extent that the Borrower and Subsidiary Guarantors make no representation or warranty as to the effectiveness of the ASPBV guaranty under Dutch law. The Borrower and each Subsidiary Guarantor confirm all of the rights and remedies of Lender under the Credit Documents, including, without limitation, any power of attorney granted to Lender under any of the Credit Documents. The parties acknowledge and agree that the Credit Agreement, the Credit Documents, the Consignment Agreement and this Agreement (all as previously amended, modified or supplemented in writing from time to time) constitute the entire agreement and understanding between Lender and Borrower and each Subsidiary Guarantor and supersedes all prior agreements, conversations and understandings relating to the subject matter hereof; the parties hereto acknowledge and agree that the parties hereto have not made any representation except as expressly set forth in this Agreement and even if any such representations were made, the parties have not relied on any such representation except as expressly set forth in this Agreement. The Borrower and each of the Subsidiary Guarantors represent and confirm that as of the date hereof, neither the Borrower nor any of the Subsidiary Guarantors has any claim or defense (and to the extent any such defense exists the Borrower and the Subsidiary Guarantors each hereby waives every claim and defense) against the Lender arising out of or relating to the Credit Agreement, this Agreement and the other Credit Documents or the making, administration or enforcement of the Revolving Note, the Interim Note, the Term Note and the Loans and the remedies provided for under the Credit Agreements.

     7. Forbearance and Waiver, Release. (a) In consideration of the execution, delivery and performance of this Agreement by the Borrower and the Subsidiary Guarantors, the Lender agrees (x) to forbear from requiring the Borrower to make regularly scheduled payments under the Term Loan from the date of this Agreement to the earliest to occur (a "Termination Event") of (i) April 1, 1999, (ii) the occurrence of an Event of Default under the Credit Agreement, (iii) the occurrence of a breach of this Agreement by the Borrower or any of the Subsidiary Guarantors, and (iv) the occurrence of a breach under the Consignment Agreement and all such forborn payments shall be due and payable on the Term Loan Maturity Date, Revolving Note Maturity Date and the Interim Note Maturity Date, and (y) to waive until the occurrence of a Termination Event the Borrower's compliance with the financial covenants contained in Sections 9.8, 9.9, 9.10 and 9.11 of the Credit Agreement.

     (b) IN CONSIDERATION OF THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT BY THE BORROWER AND THE SUBSIDIARY GUARANTORS, THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS RELEASE, REMISES AND DISCHARGES THE LENDER ITS SUBSIDIARIES AND AFFILIATES AND ALL OF THEIR PAST AND PRESENT OFFICERS, DIRECTORS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS OF AND FROM ALL ACTIONS, CAUSES OF ACTION, SUITS, REBORROWINGS, CONTROVERSIES, AGREEMENTS, PROMISES, DAMAGES, JUDGMENTS, CLAIMS AND DEMANDS IN LAW OR IN EQUITY WHICH ANY OF THEM EVER HAD, NOW HAS OR WHICH ANY OF THEM SHALL HAVE AGAINST THE LENDER ARISING OUT OF ANY ACTION OF THE LENDER OCCURRING PRIOR TO THE DATE OF THIS AGREEMENT.

     8. Prejudgment Remedy Waiver; Waivers. THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS ACKNOWLEDGES THAT THE LOANS AND THE TRANSACTIONS EVIDENCED BY THE REVOLVING NOTE, THE INTERIM NOTE, THE TERM NOTE, THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS ARE COMMERCIAL TRANSACTIONS AND EACH WAIVES ITS RIGHTS TO NOTICE AND HEARING PRIOR TO THE ISSUANCE OF ANY PREJUDGMENT REMEDY, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     9. Letters of Credit. The maturity of all letters of credit issued in connection with revolving commitment including the ISP Letter of Credit shall not be extended for a term beyond April 15, 1999 and the amount of letters of credit outstanding on April 1, 1999 shall be secured by cash or marketable securities other than the

Borrower at the Lender's ordinary and customary margin requirements.

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to such State's conflicts of law principles).

     11. Representation. The execution and delivery of this Agreement and all of the other Loan Documents are within the Borrowers' and each Subsidiary Guarantor's powers, corporate or otherwise, have been duly authorized or will be ratified by all necessary corporate action, and do not contravene, or constitute a default under any provision of applicable law or regulation of any of its corporate documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrowers and the Subsidiary Guarantors. The execution and delivery of this Agreement by the Lender are within Lender's power and has been duly authorized.

     12. Acceleration. In the event that the Borrower or any Subsidiary Guarantor defaults in the prompt payment of the aforesaid obligations or in the due performance of or compliance with any of the terms or conditions hereof or of the Credit Documents or if the Borrower or any Subsidiary Guarantor defaults under any obligations to Fleet National Bank or its affiliates under the Gold Liability or otherwise or any other loan or facility with Lender under the Lease Liability or otherwise and after the expiration of any applicable grace, notice and right to cure provisions in this Agreement or any applicable agreement under which such default occurred , the Lender may declare all of the obligations in accordance with the original terms of the Loan Documents to be immediately due and payable.

     13. Remedies. In the event of a demand or default, the Lender shall have such rights and remedies as are provided and permitted by the Loan Documents and applicable law.

     14. Loan Documents Remain Effective. Except for any modification specifically set forth herein or in the exhibits, the Loan Documents remain in full force and effect. Nothing herein shall be construed as a waiver of any rights or remedies which the Lender may have at law, equity, under the Loan Documents, as modified hereby, or otherwise, all of which are specifically reserved.

     15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any departure by the parties from this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower, the Subsidiary Guarantors and their respective successors and assigns, except that the Borrower and Subsidiary Guarantor may not assign or transfer any of its rights under this Agreement without the prior written consent of the Lender.

     18. Right to Inspect, UCC Filings. At any time during the term of this Agreement, the Lender shall have the right to inspect the books and records of the Borrower and the Subsidiary Guarantors during normal business hours and upon 24 hours notice. At any time and from time to time the Borrower and each Subsidiary Guarantor authorize Lender or its designee to file any financing statements without the Borrower or such Subsidiary Guarantor's signature to perfect any security interest granted to Lender in any jurisdiction.

     19. Power of Attorney. Borrower and Subsidiary Guarantors hereby irrevocably appoint Lender, or any other person whom Lender may designate, as Borrower and Subsidiary Guarantors' attorney-in-fact, coupled with an interest, with full power of substitution and with full power from time to time in Borrower and Subsidiary Guarantors' stead: (i) to file without the signature of Borrower and Subsidiary Guarantors any and all financing statements, modifications and continuations in respect of the Collateral and the transactions contemplated by this Agreement and the other Loan Documents in any jurisdiction which Lender deems appropriate with respect to any Collateral, and Borrower and Subsidiary Guarantors agrees to reimburse Lender for the reasonable expense of any such filing including reasonable attorneys fees; (ii) to sign any such statement on behalf of Borrower and Subsidiary Guarantors if Lender deems such filing necessary or desirable under applicable law; and (iii) to file a carbon, photographic or other reproduction of this Agreement or of a financing statement if Lender deems such filing necessary or desirable under applicable law.

     20. No Waiver. No delay or omission in the exercise of any power or remedy herein provided or otherwise available to the Lender shall impair or affect the Lender's right thereafter to exercise same, including the execution of the Agreement.

     21. Submission to Jurisdiction. (i) Any legal action or proceeding with respect to this agreement or any document related hereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and Subsidiary Guarantors hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdiction.

     (ii) The Borrower and Subsidiary Guarantors irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address, and such service will become complete three days after the date such process is so mailed.

     (iii) Nothing contained in this Paragraph 21 shall affect the right of the Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Subsidiary Guarantor in any other jurisdiction.

     22. Expenses. The Borrower shall promptly pay all expenses of the Lender with respect to: (i) the drafting, negotiation and enforcement of this Agreement and the documents executed in connection therewith, including, but not limited to, reasonable attorneys fees and disbursements and the fees incurred in connection with the August 1, 1998 Fourth Modification Agreement and Forbearance Agreement and foreign counsel fees; (ii) inspection and evaluation of any collateral, from time to time, including collateral audits and appraisals; (iii) any filing, recording, title insurance or other fees and taxes or search fees incurred in protecting, perfecting and insuring the Lender's lien or security interest in the Collateral; and (iv) all out of pocket expenses in connection therewith incurred by the Lender, including, but not limited to, site visits to view and observe the Collateral. Borrower authorizes Lender to debit any account for the payment of any such fees and disbursements if such amounts are not paid as and when due pursuant to the Schedule.

     23. Additional Collateral. (a) As additional collateral for the Credit Agreement, the Borrower and each Subsidiary Guarantor shall to the extent reasonable and practical as determined by Lender in its sole and absolute discretion maintain each and every bank and/or securities account relationship at Lender or Fleet National Bank. Borrower represents that attached as Schedule 24 is a true and complete schedule of all bank accounts maintained in its name and that of the Subsidiary Guarantors which are not maintained at either Lender or Fleet National Bank or either of their affiliates in locations where neither Lender or its affiliates and Fleet National Bank or its affiliates have convenient branches for general operating accounts. Borrower and the Subsidiary Guarantors hereby specifically assign and grant a security interest in any accounts maintained in the name of Borrower and Subsidiary Guarantor's.

     (b) The Borrower shall use its best efforts to obtain the consent ABN-AMRO or its successors and assigns to the granting to Lender by ASP B.V. of a second priority security interest in accounts receivable and a second mortgage on the real property in the Netherlands. Provided that ABN-AMRO consents, on or before February 15, 1999, the Borrower shall cause and ASP B.V. shall grant as additional security for the Obligations, a second priority security interest in the ASP B.V. accounts receivable and a second mortgage on the ASP B.V.'s real property located in the Netherlands in the amounts of 500,000 Dutch Guilders. together with all customary verifications of title and all necessary corporate approvals and an opinion of Dutch counsel acceptable to Lender and its counsel. Notwithstanding the foregoing, the inability of the Borrower to obtain the consent of ABN-AMRO after utilizing its best efforts shall not be a default under this Agreement.

     (c) On or before February 15, 1999, the Borrower shall cause and ASP B.V. shall grant as additional security for the Obligations, a first priority security interest in all other personal property of ASP B.V. to the extent that such property is not the collateral of ABN-AMRO. In the event such property is the collateral of ABN-AMRO, the Borrower shall use its best efforts to obtain the consent of ABN-AMRO to grant a second priority security interest in accordance with section (b) hereof.

     (d) On or before January 22, 1999, ASP B.V. shall deliver a guaranty in the form signed by the Subsidiary Guarantors, a board resolution approving such guaranty, copies of all appropriate corporate documentation furnished by the other Subsidiary Guarantors and an opinion of Dutch counsel acceptable to Lender and its counsel.

     24. Jury Trial Waiver. THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH, OR IN ANY WAY RELATED TO, THE FINANCING TRANSACTIONS OF WHICH THE CREDIT AGREEMENT, THE REVOLVLING NOTE, THE INTERIM NOTE, THE TERM NOTE, THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS IS A PARTY OR THE ENFORCEMENT OF ANY OF THE LENDER'S RIGHTS. THE BORROWER AND EACH OF THE SUBSIDIARY GUARANTORS ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY WILLINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     The parties have executed this Agreement as of the date first written above.

                                 Borrower:

                                 SEMX CORPORATION



                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 Subsidiary Guarantors:

                                 AMERICAN SILICON PRODUCTS, INC.



                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 POLESE COMPANY, INC.



                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 RETCONN INCORPORATED



                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 TYPE III, INC.



                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 S.T. ELECTRONICS, INC.



                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 SPM HOLDINGS CORPORATION



                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 THERMAL PACKAGING SOLUTIONS, INC.



                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 ASP, B.V.


                                 By: /s/ Gilbert D. Raker
                                     ----------------------------
                                     Name:  Gilbert D. Raker
                                     Title: Chairman

                                 Lender:

                                 FIRST UNION NATIONAL BANK



                                 By: /s/ Thomas J. Donnelly
                                     ----------------------------
                                     Name:  Thomas J. Donnelly
                                     Title: Sr. Vice President